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EXHIBIT 23.1

Consent of Beard Miller Company LLP, Independent Auditors

Regarding:

Registration Statements, File No. 333-90348, No. 33-82420, and No. 33-64294.

We consent to the incorporation by reference in the above listed Registration Statements of our report dated January 23, 2004, with respect to the consolidated financial statements of Franklin Financial Services Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Beard Miller Company LLP

Harrisburg, Pennsylvania
March 24, 2004

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EXHIBIT 23.1 Consent of Beard Miller Company LLP, Independent Auditors